AMENDMENT NUMBER 5
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER 5 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 21, 2005, is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), in light of the following:

W I T N E S S E T H

        WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”); and

        WHEREAS, Borrowers have requested that the Loan Agreement and the other Loan Documents be amended to modify certain terms more fully set forth hereinbelow; and

        WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to so consent to the amendment of the Loan Agreement on the terms set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     DEFINITIONS Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.     AMENDMENTS TO LOAN AGREEMENT

    (a)       Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) Fail to maintain:

    (i)        Minimum Adjusted EBITDA. Adjusted EBITDA, measured on a month-end or quarter-end basis as set forth below, of not less than the required amount set forth in the following table (in thousands) for the applicable month set forth opposite thereto;

Applicable Amount 2003	Applicable Amount 2004	Applicable Amount 2005	Applicable Month
NA	($44,000)	($4,000)	January

NA	($50,000)	($2,000)	February

NA	($48,500)	$4,500	March

($7,425)	($47,000)	$5,000	April

($11,547)	($45,000)	$5,000	May

($11,000)	($35,500)	$5,000	June

($21,720)	($31,000)	$6,000	July

($28,519)	($27,500)	$6,000	August

($25,121)	($25,500)	$6,000	September

($28,721)	($19,000)	$6,000	October

($30,990)	($11,000)	$6,000	November

($33,554)	($8,000)	$6,000	December

Adjusted EBITDA shall be determined: (a) from the Closing Date until the date of determination for the first twelve calendar months occurring after the Closing Date, on a trailing basis for the number of full calendar months elapsed since the Closing Date, and (b) thereafter on a trailing twelve-month basis. Prior to the first month-end occurring on or after the Activation Date, Adjusted EBITDA shall be measured (x) on a month-end basis at all times that the Account Report Base is less than $20,000,000 and (y) on a quarter-end basis at all other times. From and after the first month-end occurring on or after the Activation Date, Adjusted EBITDA shall be measured (x) on a month-end basis at all times that the Account Report Base is less than $30,000,000 and (y) on a quarter-end basis at all other times. Agent shall establish required minimum amounts for periods ending after December 31, 2005 on such basis as Agent may determine in its Permitted Discretion, consistent with methods employed to establish minimum amounts for prior periods, but in no event shall required minimum Adjusted EBITDA amounts for such later periods be less than the amounts set forth above for corresponding periods in 2005.

    (b)        Section 7.20(b)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

    (i)        Capital Expenditures. Capital expenditures in any fiscal year in excess of (w) $8,800,000 for Borrowers’ fiscal 2003, (x) $11,000,000 for Borrowers’ fiscal 2004, (y) $13,000,000 for Borrowers’ fiscal 2005, and (z) such required maximum amounts for fiscal years occurring after Borrowers’ fiscal 2005 as Agent may determine in its Permitted Discretion, consistent with methods employed to establish maximum amounts for prior fiscal years. So long as, as of the end of any fiscal year of Borrowers, no Event of Default then exists or has occurred and is continuing, the amount of capital expenditures permitted in such fiscal year which remains unused may be added to the permitted amount of capital expenditures in the immediately following fiscal year.”

3.     CONDITIONS PRECEDENT TO THIS AMENDMENT

The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

    (a)        The representations and warranties in the Loan Agreement and the other Loan Documents, shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

    (b)        No Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to this Amendment; and

    (c)        Agent shall have received, in form and content satisfactory to Agent, fully executed copy of this Amendment No. 5.

4.     COVENANTS AND WAIVER.(a) Agent shall receive the reaffirmation and consent of each Guarantor, in the form of Exhibit A attached hereto, duly executed and delivered by an authorized official of such Guarantor, on or before April 30, 2005 with respect to all Guarantors. It is expressly acknowledged and agreed that the failure to deliver to Agent each fully executed reaffirmation and consent required by this Section on or before the applicable date set forth above, shall constitute an Event of Default under the Loan Agreement.

    (b)        Agent shall receive an updated Consolidation Plan from the Parent on or before April 30, 2005. In anticipation of the receipt of such updated Consolidation Plan, Agent and Lenders hereby waive any Default or Event of Default that may exist as a result of any failure of the Borrowers to cause the Consolidation Plan in the form previously supplied to Agent to be consummated according to the time schedule set forth therein or in Section 6.17 of the Loan Agreement and agree that the Borrowers’ obligations going forward to consummate the Consolidation Plan shall be on the time schedule set forth in such updated Consolidation Plan, as it may in the future be further updated to the reasonable satisfaction of Agent.

5.     CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

6.     ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

7.     COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall promptly deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.     MISCELLANEOUS

    (a)        Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Amendment.

    (b)        Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

HUDSON HIGHLAND GROUP, INC.,
as Parent and a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON GLOBAL RESOURCES AMERICA, INC., fka HUDSON HIGHLAND GROUP GLOBAL
RESOURCES AMERICA, INC.,
as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON GLOBAL RESOURCES HOLDINGS, INC., fka HUDSON HIGHLAND GROUP GLOBAL
RESOURCES HOLDINGS, INC., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON GLOBAL RESOURCES MANAGEMENT, INC., fka HUDSON HIGHLAND GROUP GLOBAL
RESOURCES MANAGEMENT, INC., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON GLOBAL RESOURCES LIMITED,
as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative

HIGHLAND PARTNERS LIMITED, as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative

HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
JAMES BOTRIE AND ASSOCIATES INC., as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HIGHLAND PARTNERS CO (CANADA), fka 3057313 NOVA SCOTIA COMPANY, as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative
HUDSON PAYROLL SERVICES, LIMITED, as a Borrower
By: /s/ Steve B. London
Title: Authorized Representative

WELLS FARGO FOOTHILL, INC.,
as Agent and as a Lender
By: /s/ John T. Leonard
Title: Vice President
THE CIT GROUP/BUSINESS CREDIT, INC.
as a Lender
By: /s/ Jeannette Behm
Title: Vice President